Exhibit 10.1
FOURTH AMENDMENT TO PINNACLE FINANCIAL PARTNERS, INC.
2004 EQUITY INCENTIVE PLAN
     WHEREAS, the Board of Directors and shareholders of Pinnacle Financial Partners, Inc., a Tennessee corporation (the “Company”), have previously adopted the 2004 Equity Incentive Plan (the “Plan”);
     Whereas, the Board of Directors and shareholders have previously adopted Amendments No. 1, No. 2 and No. 3 to the Plan;
     WHEREAS, pursuant to Section 13.1 of the Plan, the Company’s Board of Directors has retained the right to amend the Plan; and
     WHEREAS, the Company’s Board of Directors now desires to amend the Plan;
     NOW, THEREFORE, IN CONSIDERATION of the premises and by resolution of the Company’s Board of Directors, the Plan is hereby amended as follows:
     1. The first sentence of Section 4.1 is deleted in its entirety and replaced with the following:
“Subject to the provisions of Section 4.2 hereof, the stock to be subject to Awards under the Plan shall be the Shares of the Company and the maximum number of Shares with respect to which Awards may be granted under the Plan shall be 1,779,510 which includes 29,510 shares with respect to awards which were authorized but not granted under the Pinnacle Financial Partners, Inc. 2000 Stock Incentive Plan (the “2000 Plan”)”.
     2. Except as expressly stated herein, all other portions of the Plan remain in full force and effect.
     3. This Fourth Amendment to the Pinnacle Financial Partners, Inc. 2004 Equity Incentive Plan is effective this 27th day of November, 2007; provided it has been approved by the Company’s Board of Directors and the Company’s shareholders.

PINNACLE FINANCIAL PARTNERS, INC.
By:	/s/ M. Terry Turner
	Name:	M. Terry Turner
	Title:	President and Chief Executive Officer